Exhibit 99.1

Vivos Therapeutics Receives Groundbreaking FDA 510(k) Clearance to Treat Moderate to Severe Pediatric Sleep Apnea and Snoring

Vivos is poised to disrupt the very significant pediatric obstructive sleep apnea (OSA) market with new FDA clearance and new strategic marketing and distribution model

Vivos’ DNA appliance now approved to reduce snoring and treat moderate to severe OSA in children aged 6 to 17

LITTLETON, Colo., September 18, 2024 — Vivos Therapeutics, Inc. (“Vivos” or the “Company’’) (NASDAQ: VVOS), a leading medical device and technology company specializing in the development and commercialization of proprietary treatments for sleep related breathing disorders (SRBDs), including obstructive sleep apnea (OSA), today announced receipt of what is believed to be the first ever U.S. Food and Drug Administration (FDA) 510(k) clearance to treat moderate to severe OSA and snoring in children using Vivos’ proprietary flagship oral medical device.

A Silent Epidemic: The Hidden Impact of Pediatric OSA

Recent published studies report up to 10.1 million U.S. children (ages 6-17) are estimated to suffer from pediatric OSA, a condition often classified as an SRBD. This represents more than a doubling of U.S. children with OSA over the past decade. (1)

Children with moderate to severe OSA often experience a myriad of other serious health conditions such as ADD / ADHD, lower IQ, chronic allergies, mouth breathing, swollen tonsils and adenoids, dental malocclusion, bedwetting, restless leg syndrome, aggression, anxiety, depression, night terrors, sleep fragmentation, obesity, asthma, and more. ADHD symptoms have been reported in up to 95% of pediatric OSA patients, who are often treated with psychotropic drugs. (2)

The current medical standard for first-line intervention in pediatric OSA is the surgical removal of adenoids and / or tonsils (Adenotonsillectomy, or AT surgery). However, after AT surgery, OSA may relapse or persist in 21% to 73% of children, and some studies have shown mixed or questionable long-term benefit. (3) Moreover, CPAP usage in children is not widely prescribed due to potential negative impacts on a child’s normal cranial and facial growth.

Vivos’ Breakthrough Treatment Offers New Hope for Parents and Children with OSA

Vivos’ DNA appliance, which is part of its CARE line of advanced OSA treatment appliances, offers significant clinical advantages over existing therapies for moderate to severe pediatric OSA. It is non-invasive, safe, comfortable, affordable, and highly effective. Designed to reduce nighttime snoring and treat moderate to severe obstructive sleep apnea in children aged 6 to 17, this Vivos device is intended for those diagnosed with snoring and/or OSA who also require orthodontic treatment.

Vivos believes this breakthrough regulatory clearance represents a huge opportunity to capture significant market share in a sector that is desperate for innovation and effective alternatives. Vivos continues to experience consistently high levels of case acceptance across a wide range of patient demographics as it executes its recently announced marketing and distribution plan which is driven by alliances with medical sleep care professionals. Further, Vivos believes it can immediately leverage this FDA clearance by quickly integrating pediatric care into its new provider-based marketing and distribution model and scale revenue relatively quickly with minimal investment.

Kirk Huntsman, Chairman and CEO of Vivos, stated, “The FDA 510(k) clearance announced today is, to our knowledge, the first time any oral medical device has ever been approved to treat moderate to severe OSA in children. This clearance is the latest in a series of regulatory wins for Vivos, not just in the United States, but globally. It represents the culmination of a growing body of research and regulatory approvals confirming and validating the extraordinary potential and efficacy of our proprietary Vivos technology. In addition, this landmark clearance opens up an exciting and vast new market and enables us to directly address the needs of millions of children who currently suffer from sleep-related breathing disorders such as OSA.”

Mr. Huntsman continued, “Our recently announced alliance-based marketing and distribution model has the potential to widen the funnel of potential OSA patients we see. -In our new strategic business model where we work closely with medical and dental providers, we already see significant opportunities opening up to treat multiple family members of all ages. When Vivos teams up with medical professionals who treat OSA, and when parents are fully informed as to the health risks of untreated OSA on their children, we believe they will overwhelmingly choose Vivos technology over other treatment options.”

“As we continue to expand beyond dentists and move more directly and vertically into affiliations and collaborations with medical specialists, functional medicine doctors, and other sleep-related healthcare practitioners, we expect this to positively impact our new case starts, revenue growth and gross profit,” Mr. Huntsman concluded.

Results from Groundbreaking Clinical Trial in Children with OSA

A multi-site, multi-nation, controlled, prospective study in pediatric patients (6-17 years of age) served as the basis for this FDA approval. This study examined the effect of Vivos’ DNA oral medical device on increasing the pharyngeal airway, potentially reducing symptoms of OSA, and encouraging nasal breathing. Diagnosis of SRBD, including snoring, upper airway resistance syndrome and OSA and need for orthodontic treatment was confirmed by clinical evaluation, orthodontic exam, a Pediatric Sleep Questionnaire and a sleep study by the dentist and sleep physician. Each patient served as their own control, with measurements taken before and after treatment with the same devices, scorers and questionnaires under the auspices of the WRG Institutional Review Board. All apnea-hypopnea index (AHI) measurements (a measurement that helps doctors determine the severity of OSA) were taken with no device in the mouth.

Forty-eight patients (with a mean age 10.6 years, and ranging from 4.5-14.8 years) completed the study. Symptoms of SRBD (such as fatigue, lack of attention, and snoring) decreased from 0.28 to 0.14 (a reduction of 50%), while snoring decreased by 58%. The improvement in moderate and severe AHI measurements was 62.7%. Ninety-six percent (96%) of patients improved or stayed the same while 92% improved by greater than 50% or 1 classification in the moderate and severe categories. 100% of the severe patients achieved this milestone. Airway volumes increased by 40% on average. All values were highly statistically significant (p<0.0001). There were no safety concerns reported in the study.

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults and children. The Vivos Method (comprised of Vivos’ Complete Airway Repositioning and/or Expansion (CARE) and other oral appliance therapy combined with adjunctive therapies) represents the first clinically effective nonsurgical, removable, nonpharmaceutical, and cost-effective solution for treating mild to severe OSA in adults and moderate to severe OSA in children. It has proven effective in over 45,000 patients treated worldwide by more than 2,000 trained dentists.

The Vivos Method includes treatment regimens that employ the proprietary CARE appliance therapy and other appliances that alter the size, shape, and position of the soft tissues that comprise a patient’s upper airway and/or palate. The Vivos Method opens airway space and may significantly reduce symptoms and conditions associated with mild-to-severe OSA in adults, such as lowering Apnea Hypopnea Index scores. Vivos also employs a marketing and distribution model where it collaborates with sleep-treatment providers to offer patients OSA treatment options and help promote sales of its appliances. For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, including the anticipated benefits to the Company of the new 510(k) clearance described herein. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results (including the whether the anticipated benefits of the FDA 510(k) clearance described herein are actually achieved by the Company, including with respect to the Company’s revenue and gross profit) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (i) the risk that Vivos may be unable to implement revenue, sales and marketing strategies that increase revenues, (ii) the risk that some patients may not achieve the desired results from using Vivos products, (iii) risks associated with regulatory scrutiny of and adverse publicity in the sleep apnea treatment sector; (iv) the risk that Vivos may be unable to secure additional financings on reasonable terms when needed, if at all, or maintain its Nasdaq listing and (v) other risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

References

1.

Magnusdottir, Solveig, and Elizabeth A. Hill. “Prevalence of Obstructive Sleep Apnea (OSA) among Preschool Aged Children in the General Population: A Systematic Review.” Sleep Medicine Reviews, vol. 73, 1 Feb. 2024, p. 101871, www.sciencedirect.com/science/article/abs/pii/S1087079223001272#:~:text=Studies%20published%20before%202014%20reported, https://doi.org/10.1016/j.smrv.2023.101871. Accessed 9 Feb. 2024.

2.	Urbano, Gino Luis, et al. “The Link between Pediatric Obstructive Sleep Apnea (OSA) and Attention Deficit Hyperactivity Disorder (ADHD).” Children, vol. 8, no. 9, 19 Sept. 2021, p. 824, https://doi.org/10.3390/children8090824.
3.	Pinar Ergenekon, et al. “Medical Treatment of Obstructive Sleep Apnea in Children.” Journal of Clinical Medicine, vol. 12, no. 15, 30 July 2023, pp. 5022–5022, https://doi.org/10.3390/jcm12155022. Accessed 30 Sept. 2023.

Vivos Investor Relations Contact:

Bradford Amman, CFO

investors@vivoslife.com